EXHIBIT 99.2

FIRST AMENDMENT

TO

STOCK PURCHASE AGREEMENT

BY AND AMONG

THE COLONIAL BANCGROUP, INC.,

UNION BANK OF FLORIDA

AND

UB FINANCIAL CORPORATION

DATED AS OF

DECEMBER 22, 2004

WHEREAS, The Colonial BancGroup, Inc. (“BancGroup”), Union Bank of Florida (“Union”) and UB Financial Corporation (“Seller”) have entered into that certain Stock Purchase Agreement dated as of September 27, 2004 (the “Purchase Agreement”), and

WHEREAS, pursuant to communications with the Securities and Exchange Commission (the “SEC”), the Parties have determined that their prior agreement to register the shares of BancGroup Common Stock to be issued as the Stock Consideration prior to the Closing is impracticable, and

WHEREAS, the Parties have agreed to use best efforts to cause the effectiveness of the registration of the Stock Consideration as soon as possible after the Closing and the subsequent listing of the Stock Consideration with the New York Stock Exchange as soon as possible after the Registration Statement has been declared effective, and

WHEREAS, the Parties desire to amend the Purchase Agreement to provide that (i) the Stock Consideration will be filed with the SEC on a Registration Statement on Form S-3, (ii) that BancGroup will request that such Registration Statement be declared effective by the SEC as soon as possible after the Closing and (iii) that BancGroup will request that the Stock Consideration will be listed with the New York Stock Exchange as soon as possible after the Registration is declared effective, and

WHEREAS, unless otherwise defined herein, all capitalized terms in this Amendment are used as defined in the Purchase Agreement;

NOW THEREFORE, in consideration of the mutual covenants contained herein, BancGroup, Union and Seller agree to amend the Purchase Agreement as follows:

A. Amendment of Purchase Price. The following shall be added at the last sentence of Section 1.2 of the Purchase Agreement:

“BancGroup acknowledges that Seller may, but is not required to, distribute all or a portion of the Stock Consideration to Seller’s shareholders at any time on or after the Closing Date.”

B.Amendment of Closing Date. Section 1.6 of the Purchase Agreement shall be amended to read as follows:

1.6 Closing Date. Unless otherwise mutually agreed upon in writing by the parties, subject to the terms and conditions hereof, the “Closing Date” shall be within ten business days following the last to occur of: (i) the effective date of the last order, approval, or exemption of any federal or state regulatory agency approving or exempting the transactions contemplated hereby, if such action is required; (ii) the expiration of all required waiting periods after the filing of all notices to all federal or state regulatory agencies required for consummation of the transactions contemplated hereby, (iii) the filing of the registration statement with the Securities and Exchange Commission of the common stock to be issued by BancGroup as part of the Purchase Consideration, (iv) the completion of any corporate approvals (including a meeting of the shareholders of the Seller’s shareholders, if necessary) required for the consummation of the transaction contemplated by Section 1.1 of the Purchase Agreement, and (v) the preparation of a supplemental listing application to list the common stock to be issued pursuant to the Purchase Agreement and this Amendment with the New York Stock Exchange. The Parties shall use reasonable efforts to cause the Closing Date to occur on or before January 31, 2005.

C. Amendment of Capital Stock. Section 2.2(a) of the Purchase Agreement shall be amended to read as follows:

2.2 Capital Stock.

(a) The authorized capital stock of BancGroup consists of (i) 200,000,000 shares of Common Stock, $2.50 par value per share, of which 133,808,740 shares were validly issued and outstanding as of November 30, 2004, fully paid and nonassessable and are not subject to preemptive rights (not counting additional shares subject to issue pursuant to stock option and other plans and convertible debentures), and (ii) 1,000,000 shares of Preference Stock, $2.50 par value per share, none of which are issued and outstanding. The shares of BancGroup Common Stock to be issued as the Stock Consideration are duly authorized and, when so issued, will be validly issued and outstanding, fully paid and nonassessable, and as soon as possible after the Closing, will have been registered under the 1933 Act, and will have been registered or qualified under the securities laws of all jurisdictions in which such registration or qualification is required, based upon securities law requirements and information provided by Seller.

D. Amendment of SEC Filings. Section 2.13 of the Purchase Agreement shall be amended to read as follows:

2.13 SEC Filings. (a) BancGroup has heretofore delivered or made available to Seller copies of BancGroup’s: (i) Annual Report on Form 10-K for the fiscal year ended December 31, 2003; (ii) 2003 Annual Report to Shareholders, (iii) Quarterly Reports on Form 10-Q for the

quarters ended March 31, 2004, June 30, 2004 and September 30, 2004 and (iv) any reports on Form 8-K, filed by BancGroup with the SEC since December 31, 2003. Since December 31, 2002, BancGroup has timely filed all reports and registration statements and the documents required to be filed with the SEC under the rules and regulations of the SEC and all such reports and registration statements or other documents have complied in all material respects, as of their respective filing dates and effective dates, as the case may be, with all the applicable requirements of the 1933 Act, the 1934 Act and the Sarbanes-Oxley Act of 2002. As of the respective filing and effective dates, none of such reports or registration statements or other documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(b) The documents to be incorporated by reference into the Registration Statement, at the time they were filed with the SEC, complied in all material respects with the requirements of the 1934 Act and Regulations thereunder and when read together and with the other information in the Registration Statement will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading at the time the Registration Statement becomes effective.

E. Amendment of Form S-4. Section 2.14 of the Purchase Agreement shall be amended to read as follows:

2.14 Form S-3. The conditions for use of a registration statement on SEC Form S-3 set forth in the General Instructions on Form S-3 have been or will be satisfied with respect to BancGroup and the Registration Statement.

F. Amendment of Additional Covenants of BancGroup. Sections 4.1(a) and 4.1(e) of the Purchase Agreement shall be amended to read as follows:

4.1 Additional Covenants of BancGroup. BancGroup covenants to and with Seller as follows:

(a) Registration Statement and Other Filings. As soon as reasonably practicable after the execution of this Agreement, BancGroup shall prepare and file with the SEC the Registration Statement on Form S-3 (or such other form as may be appropriate) and all amendments and supplements thereto, in form reasonably satisfactory to Seller and its counsel, with respect to the Common Stock to be issued pursuant to the Purchase Agreement and this Amendment. BancGroup shall use its best efforts to prepare all necessary filings with any Agencies which may be necessary for approval to consummate the transactions contemplated by this Agreement and shall use its best efforts, including the filing of an acceleration request requesting that the Registration Statement be declared effective by the SEC immediately after the Closing, to cause the Registration Statement to become effective under the 1933 Act as soon as possible after the Closing and take any action required to be taken under other applicable securities Laws in connection with the issuance of the shares of BancGroup Common Stock upon consummation of the transactions contemplated by the Purchase Agreement and this Amendment. Copies of all such filings shall be furnished in advance to Seller and its counsel. BancGroup shall take all actions necessary for the Registration Statement to remain continuously effective for a period of two years.

(e) Listing. As soon as possible after the effectiveness of the Registration Statement, BancGroup shall use its best efforts to list the shares of BancGroup Common Stock to be issued as the Stock Consideration on the NYSE or other quotations system on which such shares are primarily traded.

G. Amendment to Indemnification. The following shall be added as Section 4.1(h)(vi) of the Purchase Agreement:

(vi) BancGroup shall indemnify, defend and hold harmless Seller and each of Seller’s shareholders against all Liabilities arising out of any misstatements contained or incorporated by reference in the Registration Statement except for any misstatement resulting from information provided by Seller in writing. The parties hereto acknowledge and agree that Seller’s shareholders shall be third party beneficiaries of this Section 4.1(h)(vi).

H. Amendment of Additional Covenants of Seller and Union. Section 4.2(b) of the Purchase Agreement shall be amended to read as follows:

4.2 Additional Covenants of Seller and Union. Seller and/or Union, as the case may be, covenants to and with BancGroup as follows:

(b) Registration Statement and Shareholders’ Meeting. Seller and Union will cooperate with BancGroup in the preparation of the Registration Statement and any regulatory filings and will use commercially reasonable efforts to bring about the transactions contemplated by the Purchase Agreement and this Amendment, as soon as practicable unless the Purchase Agreement and this Amendment are terminated as provided in the Purchase Agreement.

I. Amendment of Registration Statement. Section 6.4 of the Purchase Agreement shall be amended to read as follows:

6.4 Registration Statement. The Registration Statement shall have been filed with the SEC under the 1933 Act and no stop order preventing the effectiveness of the Registration Statement shall be in effect and no communications shall have been received by BancGroup from the SEC indicating that the SEC is unwilling to declare the Registration Statement effective; no proceedings for such purpose, or under the proxy rules of the SEC or any bank regulatory authority pursuant to the 1934 Act, with respect to the transactions contemplated hereby, shall be pending before or threatened by the SEC or any bank regulatory authority; and all approvals or authorizations for the offer of BancGroup Common Stock shall have been received or obtained pursuant to any applicable state securities Laws, and no stop order or proceeding with respect to the transactions contemplated hereby shall be pending or threatened under any such state Law.

J. Amendment of NYSE Listing. Section 7.5 of the Purchase Agreement shall be amended to read as follows:

7.5 NYSE Listing. A supplemental listing application to list the shares of BancGroup Common Stock to be issued under the Purchase Agreement and this Agreement shall have been prepared by BancGroup for filing with the NYSE as soon as practicable after the Closing.

K. Amendment of Termination of Representations and Warranties. Article IX of the Purchase Agreement shall be amended to read as follows:

ARTICLE IX

TERMINATION OF REPRESENTATIONS AND WARRANTIES

All representations and warranties provided in Articles II and III of this Agreement or in any closing certificate pursuant to Articles VII and VIII shall terminate and be extinguished on and shall not survive the Closing Date. All covenants, agreements and undertakings required by this Agreement to be performed by any Party hereto following the Closing Date shall survive such Closing Date and be binding upon such Party. If the transactions contemplated by this Agreement are not consummated, all representations, warranties, obligations, covenants, or agreements hereunder or in any certificate delivered hereunder relating to the transaction which is not consummated shall be deemed to be terminated or extinguished, except that the last sentences of Sections 2.2 and 5.4, and Sections 4.1(a), 4.1(h), 4.2(c)(ii), 5.2, 11.3, Article IX, Article X, Article XIII, any applicable definitions of Article XII and the Confidentiality Agreements shall survive. Items disclosed in the Exhibits and Schedules attached hereto are incorporated into this Agreement and form a part of the representations, warranties, covenants or agreements to which they relate.

L. Amendment of Definitions. The definition of “Registration Statement” in Article XII of the Purchase Agreement shall be amended to read as follows:

Registration Statement	The registration statement on Form S-3, or such other appropriate form, to be filed with the SEC by BancGroup, and which has been agreed to by Seller, to register the shares of BancGroup Common Stock offered to Seller pursuant to the Purchase Agreement and this Amendment, including the Information Statement.

M. Survival of Purchase Agreement. Except as amended hereby, the Purchase Agreement shall remain in full force and effect in accordance with its terms. The parties have executed this First Amendment to the Purchase Agreement as of the date set forth below.

IN WITNESS WHEREOF, BancGroup, Union and Seller have caused this Agreement to be signed by their respective duly authorized officers as of December 22, 2004.

ATTEST:		UB FINANCIAL CORPORATION

/s/ Carla H. Pollard		/s/ Steven J. Saiontz
By:	Carla H. Pollard	By:	Steven J. Saiontz
Its:	Secretary	Its:	Chairman of the Board

(CORPORATE SEAL)

ATTEST:		UNION BANK OF FLORIDA

/s/ Carla H. Pollard		/s/ Steven J. Saiontz
By:	Carla H. Pollard	By:	Steven J. Saiontz
Its:	Secretary	Its:	Chairman of the Board

(CORPORATE SEAL)

ATTEST:		THE COLONIAL BANCGROUP, INC.

/s/ Helena T. Duncan		/s/ W. Flake Oakley
By:	Helena T. Duncan	By:	W. Flake Oakley
Its:	Secretary	Its:	President